EXHIBIT 99.3

FORM OF NICOR INC. PROXY CARD

NICOR INC. 1844 FERRY ROAD NAPERVILLE, IL 60563-9600

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRELIMINARY COPY – SUBJECT TO COMPLETION
	M19730-P90643- Z51943	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

NICOR INC.

Vote on Proposal					For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.					☐	☐	☐

1.	Approval of the Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.

Vote on Proposal					For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

2.	Approval of the adjournment of the special meeting, if necessary and appropriate				☐	☐	☐

NOTE: Such other business as may properly come before the meeting.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please vote, date, and sign your name(s) exactly as shown and mail promptly in the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADMISSION TICKET

You are cordially invited to attend the special meeting of shareholders of Nicor Inc. to be held on June 14, 2011 at 10:00 a.m., local time at Chase Tower, Plaza Level, 10 South Dearborn Street, Chicago, Illinois 60603.

You should present this admission ticket, and a form of personal identification, in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and one guest, and is not transferable. If shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from your broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Important

Notice Regarding the Availability of Proxy Materials for the Special

Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K Wrap are available at www.proxyvote.com.

M19731-P90643-Z51943

Nicor Inc.

1844 Ferry Road

Naperville, IL 60563-9600

Proxy Solicited by the Board of Directors

The undersigned appoints Russ M. Strobel, Robert M. Beavers, Jr., John H. Birdsall, III, or any of them, proxies to vote all shares of stock which the undersigned is entitled to vote at the special meeting of shareholders of Nicor Inc., to be held on June 14, 2011, or at any adjournment thereof, on the matter as set forth in the Proxy Statement and on all matters properly presented at the meeting.

This instruction and proxy card is also solicited by the Board of Directors of Nicor Inc. for persons who participate in (1) the Nicor Companies Savings Investment Plan, (2) the Nicor Gas Thrift Plan, and (3) the Birdsall, Inc. Retirement Savings Plan. By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby instructs Vanguard Fiduciary Trust Company, the trustee of each of the Plans named above, to exercise the voting rights relating to any shares of Common Stock of Nicor Inc. allocable to his or her account(s) as of April 18, 2011. The trustee will tabulate the votes received from all participants by June 9, 2011 and shall vote the shares of Nicor Common Stock for which it does not receive voting instruction in the same proportion as the shares voted under the Plans pursuant to instruction.

Proxies will be voted as directed.

In the absence of specific direction, signed proxies will be voted in accordance with the recommendations of the Board of Directors.